As filed with the Securities and Exchange Commission on December 4, 2024.

 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HUT 8 CORP.
(Exact name of registrant as specified in its charter)

Delaware	92-2056803
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1101 Brickell Avenue, Suite 1500

Miami, Florida 33131

(305) 224-6427

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Victor Semah

Chief Legal Officer & Corporate Secretary

Hut 8 Corp.

1101 Brickell Avenue, Suite 1500

Miami, FL 33131

(305) 224-6427

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ryan J. Dzierniejko Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 (212) 735-3000

From time to time after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☒

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus (the “Base Prospectus”) which covers the offering, issuance and sale by us and/or the offering and sale by selling securityholders of the securities identified in the Base Prospectus from time to time in one or more offerings; and

•	a resale prospectus supplement (the “Resale Prospectus Supplement”) relating to the possible resale by the selling securityholder named therein of up to a maximum of 2,313,435 shares of our common stock.

The Base Prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the Base Prospectus will be specified in one or more prospectus supplements to the Base Prospectus. The Resale Prospectus Supplement immediately follows the Base Prospectus.

PROSPECTUS

HUT 8 CORP.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Subscription Rights

Purchase Contracts

Purchase Units

We may offer, issue and sell from time to time, in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering, (1) shares of our common stock, (2) shares of our preferred stock, which we may issue in one or more series, (3) depositary shares representing fractional shares of our preferred stock, (4) debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities, (5) warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities, (6) subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities, (7) purchase contracts to purchase shares of our common stock, shares of our preferred stock or our debt securities or (8) purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the purchase contracts.

In addition, selling securityholders may offer and sell, from time to time, these securities on terms described in a prospectus supplement. We will not receive any proceeds from the sale of our securities by the selling securityholders.

Each time we sell securities, we will provide a supplement to this prospectus, to the extent necessary, that contains specific information about the terms of that offering as well as the amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

We and/or the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers, or through a combination of these methods. These securities may also be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) and the Toronto Stock Exchange (the “TSX”) under the symbol “HUT.” On December 3, 2024, the closing price of our common stock on Nasdaq and the TSX was $25.06 and C$35.22 per share, respectively.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and applicable rules of the United States Securities and Exchange Commission (“SEC”). As such, we are eligible to rely on reduced public company reporting requirements.

Investing in our securities involves a number of risks. See “Risk Factors” beginning on page 5 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference for a description of the risks you should consider when evaluating such investment.

Neither the SEC nor any state, provincial or territorial securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2024.

TABLE OF CONTENTS

iv

About This Prospectus

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under the shelf registration process, we and/or the selling securityholders may from time to time, offer and sell to the public any combination of the securities described in this prospectus in one or more offerings. Each time that we sell securities, we will provide a prospectus supplement to this prospectus, to the extent necessary, that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under “Where You Can Find More Information.”

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in the registration statement of which this prospectus forms a part and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Neither we nor the selling securityholders have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When used in this prospectus, the terms “Hut 8,” the “Company,” “we,” “our” and “us” refer to Hut 8 Corp. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires. References to “$” refer to United States dollars and references to “C$” refer to Canadian dollars.

Where You Can Find More information

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, and information filed with the SEC subsequent to this prospectus and prior to the termination of the particular offering referred to in such prospectus supplement will automatically update and supersede this information. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02, 7.01 or 9.01 of Form 8-K, as applicable).

•	our Transition Report on Form 10-K for the transition period from July 1, 2023 to December 31, 2023, filed with the SEC on March 28, 2024 (the “Annual Report”);

•	the information specifically incorporated by reference into our Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 26, 2024;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 15, 2024, August 13, 2024 and November 13, 2024, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on January 19, 2024, January 26, 2024, February 12, 2024, March 13, 2024, June 24, 2024 (two reports), August 6, 2024 and October 1, 2024; and

•	the description of our common stock contained in Exhibit 4.1 of our Annual Report, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities under this prospectus shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Hut 8 Corp.

1101 Brickell Avenue, Suite 1500

Miami, Florida 33131

(305) 224-6427

Cautionary Note Regarding Forward-looking Statements

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if proven incorrect or do not materialize, could cause our results to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements are generally identified by the words “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.

These forward-looking statements may include, for example, statements about:

•	expectations relating to our future financial performance;

•	the ability to expand our business or enter into new lines of business and provide new offerings, services, and features and make enhancements to our business;

•	the ability to compete with existing and new competitors in existing and new markets and offerings;

•	the ability to acquire new businesses or pursue strategic transactions;

•	the outcome of any material litigation to which the Company is a party;

•	the ability of our cash flows generated from operating activities and our Bitcoin held in reserve to meet our anticipated cash requirements in the short-term;

•	our ability to access the capital markets for any long-term funding not provided by operating cash flows and cash on hand;

•	the expectations regarding the effects of existing and developing laws and regulations; and

•	global and domestic economic conditions and their impact on demand for our markets and offerings.

The following factors or events, among others, could cause actual results to differ materially from those described in the forward-looking statements:

•	our ability to establish and maintain strategic collaborations or other arrangements, and the terms of and timing such arrangements;

•	changes in our financial or operating performance or more generally due to broader stock market movements and the performance of peer group companies;

•	competitive pressures in the markets in which we operate;

•	changes in laws or regulations;

•	changes in general economic conditions; and

•	the other important factors discussed in our Annual Report, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as updated by our subsequent filings under the Exchange Act.

We operate in a competitive and rapidly changing environment. The risks and uncertainties described and referred to above are not exhaustive and further information concerning us and our business, including factors that potentially could materially affect our business, financial condition, or operating results, may emerge from time to time. You should read this prospectus, any accompanying prospectus supplement and any documents incorporated by reference with the understanding that our actual future results, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements with these cautionary statements and urge you not to place undue reliance on any forward-looking statements. The forward-looking statements in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, speak only as of the date of such document. Except as required by law, we do not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

The Company

General

Hut 8 is an energy infrastructure operator and Bitcoin miner with self-mining, hosting, managed services, and traditional data center operations across North America. We acquire, design, build, manage, and operate data centers that power compute-intensive workloads such as Bitcoin mining, high performance computing, and artificial intelligence.

Our Corporate Information

Our principal executive offices are located at 1101 Brickell Avenue, Suite 1500, Miami, FL 33131 and our telephone number is (305) 224-6427. We were incorporated in the State of Delaware on January 27, 2023 for the purposes of effecting the business combination pursuant to which, among other things, Hut 8 Mining Corp. and Hut 8 Holdings Inc., each a corporation existing under the laws of British Columbia, amalgamated to continue as one British Columbia corporation (“Hut Amalco”), and both Hut Amalco and U.S. Data Mining Group, Inc., a Nevada corporation doing business as “US BITCOIN,” became our wholly-owned subsidiaries. We maintain a website at www.hut8.com. The information found on, or otherwise accessible through, our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

Risk Factors

Investing in our securities involves risk. You should carefully consider the risks incorporated by reference to our Annual Report, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus and any applicable prospectus supplement as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any such securities. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline and you could lose all or part of your investment. See “Where You Can Find More Information” and “Cautionary Note Regarding Forward-Looking Statements.”

Use of Proceeds

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities by us for general corporate purposes, which may include, without limitation, debt repayment, acquisitions or other significant corporate transactions.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

Description of Securities

This prospectus contains summary descriptions of our common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and purchase units that may be offered and sold from time to time. These summaries are not meant to be a complete description of each security. The particular terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement and/or free writing prospectus. This prospectus and the accompanying prospectus supplement and/or free writing prospectus will contain the material terms and conditions for each security.

Description of Capital Stock

The following summary description of our capital stock is based on the provisions of the General Corporation Law of Delaware (the “DGCL”), our amended and restated certificate of incorporation (the “Certificate of Incorporation”) and our amended and restated bylaws (the “Bylaws”). This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our Certificate of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value of $0.01 per share, and 25,000,000 shares of preferred stock, par value of $0.01 per share. As of December 3, 2024, there were 93,678,729 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote for each share on all matters on which stockholders are generally entitled to vote.

Dividends

Holders of our common stock will be entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available therefor.

Liquidation and Dissolution

Holders of our common stock are entitled to share, pro rata, upon any liquidation or dissolution, in all remaining assets available for distribution to stockholders after payment or providing for our liabilities.

Other Rights

Holders of our common stock have no preemptive rights and no rights to convert their shares of our common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our Certificate of Incorporation, our board of directors has the authority, without further action by our stockholders (except as required by Nasdaq listing standards, the applicable rules of any other stock exchange on which our securities are listed or applicable law), to issue up to 25,000,000 shares of preferred stock in one or more series with such designations, powers, preferences, special rights, qualifications, limitations and restrictions as our board of directors may determine from time to time. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series outstanding. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Anti-Takeover Effects of our Certificate of Incorporation, Bylaws and DGCL

A number of provisions in our Certificate of Incorporation, our Bylaws and the DGCL may make it more difficult to acquire control of us or remove our management. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Structure of Board

Our board of directors is elected annually. Subject to the rights of holders of any class or series of preferred stock to elect directors, any vacancies on our board of directors caused by death, removal or resignation of any director, and any newly created directorships resulting from an increase in the authorized number of directors, will be permitted to be filled only by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director. This provision could prevent a stockholder from obtaining majority representation on our board of directors by allowing our board of directors to enlarge the board of directors and fill the new directorships with its own nominees. Our board of directors currently consists of eight (8) directors.

Advance Notice of Proposals and Nominations

Our Bylaws provide that stockholders must give timely written notice to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. Generally, to be timely, a stockholder’s notice must be given to the corporate secretary at our principal executive offices not later than the 90th day nor earlier than the 120th day prior to the date of such a meeting. Our Bylaws also specify the form and content of a stockholder’s notice. These provisions may prevent stockholders from bringing matters before an annual meeting of stockholders or from nominating candidates for election as directors at an annual meeting of stockholders.

Limits on Special Meetings

Our Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by our stockholders. Our Certificate of Incorporation further provides that special meetings of stockholders may be called only by the chairperson of our board of directors, our chief executive officer or the directors entitled to cast a majority of the votes of the whole board of directors. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval (except as required by Nasdaq listing standards, the applicable rules of any other stock exchange on which our securities are listed or applicable law). These additional shares may be used for, among other things, a variety of corporate finance transactions, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger, or otherwise.

Takeover Statutes

Section 203 of the DGCL generally prohibits “business combinations,” including mergers, sales and leases of assets, issuances of securities and similar transactions, by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock within three (3) years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the corporation’s voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of the stockholders by the affirmative vote of at least 66 and 2∕3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. However, we have not opted out of Section 203 of the DGCL and are therefore subject to the provisions of Section 203 of the DGCL.

Exclusive Forum

Unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any of our current or former directors, officers, stockholders or other employees to Hut 8 or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws, (iv) any action asserting a claim, including a claim in the right of Hut 8, as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware, or (v) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, shall in each case be the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, any state or federal court located within the State of Delaware.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations thereunder.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, the exclusive forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Limitation on Director and Officer Liability

Our Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, none of our directors or officers shall be personally liable to Hut 8 or our stockholders for monetary damages for breach of fiduciary duty as director or officer. The DGCL requires that such liability for breach of fiduciary duty as a director does not arise from:

•	any breach of the director’s duty of loyalty to Hut 8 or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends, certain stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our Bylaws contains provisions that provide for indemnification of our officers and directors to the fullest extent permitted by the DGCL.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on Nasdaq and the TSX under the symbol “HUT.”

Description of Depositary Shares

We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Description of Debt Securities

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and the trustee to be named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

Description of Warrants

We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants is expected to be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

Description of Subscription Rights

We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;

•	the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

Description of Purchase Contracts and Purchase Units

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

Selling Securityholders

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

Plan of Distribution

We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through agents, dealers or underwriters;

•	directly to one or more purchasers;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	by pledge to secure debts and other obligations;

•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through privately negotiated transactions;

•	through a combination of any of these methods; or

•	through any other method permitted pursuant to applicable law.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or the selling securityholders or others to settle such sales and may use securities received from us to close out any related short positions. We or the selling securityholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We and/or the selling securityholders will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

Legal Matters

Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

Experts

Our consolidated financial statements as of December 31, 2023 and for the period from July 1, 2023 to December 31, 2023 appearing in the Annual Report have been audited by Raymond Chabot Grant Thornton LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Raymond Chabot Grant Thornton LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of U.S. Data Mining Group, Inc. as of June 30, 2023, 2022 and 2021 and for each of the years ended June 30, 2023 and 2022 and the period from December 4, 2020 (inception) through June 30, 2021 incorporated in this prospectus by reference from the Annual Report have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this prospectus and the registration statement of which this prospectus forms a part in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of TZRC LLC, as of December 31, 2023 and 2022 and for the years then ended have been audited by L J Soldinger Associates, LLC, an independent registered public accounting firm, as stated in their report thereon included in the Annual Report, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of L J Soldinger Associates, LLC pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS SUPPLEMENT

2,313,435 Shares of

Common Stock

This prospectus supplement relates to the offer and resale, from time to time, of up to 2,313,435 shares of our common stock, par value $0.01 per share (the “common stock”), by the selling securityholder (the “selling securityholder”) identified in this prospectus supplement. We issued the common stock to the selling securityholder pursuant to the terms of that certain Debt Repayment Agreement (as defined herein).

We are not offering or selling any shares of our common stock under this prospectus supplement and will not receive any proceeds from the sale of shares of our common stock covered by this prospectus supplement. We will pay substantially all expenses of the registration of the common stock covered by this prospectus supplement and certain other expenses.

The registration of the offer and resale of shares of our common stock covered by this prospectus supplement satisfies certain contractual obligations under the Debt Repayment Agreement and does not necessarily mean that the selling securityholder will offer to sell or sell any of the shares of our common stock offered hereby.

The selling securityholder will act independently in making decisions with respect to the timing, manner and size of any sale or non-sale related transfer. The selling securityholder may sell these shares in one or more transactions at the market price for our common stock prevailing at the time of sale, a price related to the prevailing market price, a negotiated price or such other price as the selling securityholder determines from time to time. See “Plan of Distribution.”

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) and the Toronto Stock Exchange (the “TSX”) under the symbol “HUT.” On December 3, 2024, the closing price of our common stock on Nasdaq and the TSX was $25.06 and C$35.22 per share, respectively.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 and applicable rules of the SEC. As such, we are eligible to rely on reduced public company reporting requirements.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a description of risks you should consider when evaluating such investment.

Neither the Securities and Exchange Commission (the “SEC”) nor any state, provincial or territorial securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the prospectus to which it relates are truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 4, 2024.

TABLE OF CONTENTS

Prospectus Supplement

S-i

About this Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information and disclosure. When we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If there is any inconsistency between information in or incorporated by reference into the base prospectus and information in or incorporated by reference into this prospectus supplement, you should rely only on the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the common stock being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, “Where You Can Find More Information” before investing in our common stock.

When used in this prospectus supplement, the terms “Hut 8,” the “Company,” “we,” “our” and “us” refer to Hut 8 Corp. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires. References to “$” refer to United States dollars and references to “C$” refer to Canadian dollars. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling securityholder, we are referring to shares of common stock reported to us as held by the selling securityholder.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the selling securityholder has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling securityholder is not, making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act (as amended, the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, as well as assumptions, that, if proven incorrect or do not materialize, could cause our results to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements are generally identified by the words “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.

These forward-looking statements may include, for example, statements about:

•	expectations relating to our future financial performance;

•	the ability to expand our business or enter into new lines of business and provide new offerings, services, and features and make enhancements to our business;

•	the ability to compete with existing and new competitors in existing and new markets and offerings;

•	the ability to acquire new businesses or pursue strategic transactions;

•	the outcome of any material litigation to which the Company is a party;

•	the ability of our cash flows generated from operating activities and our Bitcoin held in reserve to meet our anticipated cash requirements in the short-term;

•	our ability to access the capital markets for any long-term funding not provided by operating cash flows and cash on hand;

•	the expectations regarding the effects of existing and developing laws and regulations; and

•	global and domestic economic conditions and their impact on demand for our markets and offerings.

You should carefully consider these risks when you make a decision concerning an investment in our common stock. The following factors or events, among others, could cause actual results to differ materially from those described in the forward-looking statements:

•	our ability to establish and maintain strategic collaborations or other arrangements, and the terms of and timing such arrangements;

•	changes in our financial or operating performance or more generally due to broader stock market movements and the performance of peer group companies;

•	competitive pressures in the markets in which we operate;

•	changes in laws or regulations;

•	changes in general economic conditions; and

•	the other important factors discussed in our Transition Report on Form 10-K for the transition period from July 1, 2023 to December 31, 2023, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as updated by our subsequent filings under the Exchange Act.

We operate in a competitive and rapidly changing environment. The risks and uncertainties described and referred to above are not exhaustive and further information concerning us and our business, including factors that potentially could materially affect our business, financial condition, or operating results, may emerge from time to time. You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein with the understanding that our actual future results, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements with these cautionary statements and urge you not to place undue reliance on any forward-looking statements. The forward-looking statements in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein speak only as of the date of such document. Except as required by law, we do not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

S-iii

Summary

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. Before making a decision to invest in our common stock, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks set forth under the caption “Risk Factors” in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement, and the information set forth under the caption “Where You Can Find More Information” on page S-11.

Our Company

General

We are an energy infrastructure operator and Bitcoin miner with self-mining, hosting, managed services, and traditional data center operations across North America. We acquire, design, build, manage, and operate data centers that power compute-intensive workloads such as Bitcoin mining, high performance computing, and artificial intelligence.

Our Corporate Information

Our principal executive offices are located at 1101 Brickell Avenue, Suite 1500, Miami, FL 33131 and our telephone number is (305) 224-6427. We were incorporated in the State of Delaware on January 27, 2023 for the purposes of effecting the business combination pursuant to which, among other things, Hut 8 Mining Corp. and Hut 8 Holdings Inc., each a corporation existing under the laws of British Columbia, amalgamated to continue as one British Columbia corporation (“Hut Amalco”), and both Hut Amalco and U.S. Data Mining Group, Inc., a Nevada corporation doing business as “US BITCOIN,” became our wholly-owned subsidiaries. We maintain a website at www.hut8.com. The information found on, or otherwise accessible through, our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

The Offering

Common stock to be Offered by the Selling Securityholder	2,313,435 shares.

Use of Proceeds	We will not receive any proceeds from the sale of the shares of our common stock covered by this prospectus.

Risk Factors	Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” on page S-3 of this prospectus supplement and in the documents incorporated by reference herein, our future periodic reports as well as the other information contained or incorporated by reference in this prospectus supplement, before making a decision to invest in our common stock.

Nasdaq and TSX trading symbol	HUT

Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below in addition to those described in the section entitled “Risk Factors” in our Transition Report on Form 10-K for the transition period from July 1, 2023 to December 31, 2023, and any subsequent Quarterly Reports on Form 10-Q (which descriptions are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus supplement as updated by our subsequent filings under the Exchange Act before making a decision to invest in our common stock. The risks and uncertainties described herein and in our SEC filings are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline and you could lose all or part of your investment. See “Where You Can Find More Information,” “Incorporation of Certain Documents by Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to this Offering

You may experience substantial dilution as a result of concurrent and future equity offerings and other issuances of equity or equity-linked securities.

The shares of our common stock sold in this offering, if any, will be sold from time to time at various prices. The price per share of our common stock being offered may be substantially higher than the net tangible book value per share of our outstanding common stock at the time you are purchasing shares in this offering. Therefore, if you purchase shares of our common stock in this offering, you may pay a price per share that exceeds our as adjusted net tangible book value per share of common stock.

In order to raise additional capital, we may in the future offer and sell shares of our common stock or other securities convertible into or exchangeable for shares of our common stock at prices that may not be the same as the price per share paid by investors in this offering. On December 4, 2024, we entered into a sales agreement (the “sales agreement”) with Cantor Fitzgerald & Co. and Keefe, Bruyette & Woods, Inc., pursuant to which we may issue and sell from time to time and at various prices shares of our common stock having an aggregate offering price of up to $500,000,000. Such additional sales, pursuant to the sales agreement or otherwise, may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both, and sales of substantial amounts of our common stock, or the perception that these sales could occur, could have a material adverse effect on the price of our common stock.

In addition, future issuances of our common stock or common stock-related securities, including upon possible conversion of our outstanding 8.00% $150.0 million principal amount convertible note, which number of shares of our common stock is uncertain and subject to adjustment, together with outstanding options and warrants and the vesting and/or settlement of outstanding stock units, may result in further dilution.

Use of Proceeds

We will not receive any of the proceeds from the sale of our common stock from time to time by the selling securityholder in this offering.

Selling Securityholder

This prospectus supplement relates to the resale from time to time of up to a total of 2,313,435 shares of our common stock by the selling securityholder identified in this prospectus, including the pledgees, donees, assignees, transferees or other successors-in-interest of the selling securityholder. When we refer to the selling securityholder in this prospectus, we are referring to the entity named in this prospectus as the selling securityholder and, as applicable, any donees, pledgees, assignees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling securityholder as a gift, pledge, partnership distribution or other non-sale related transfer. Such shares of our common stock were issued to the selling securityholder in a transaction exempt from the registration requirements of the Securities Act pursuant to the terms of that certain Debt Repayment Agreement, dated September 27, 2024, by and among us, U.S. Data Mining Group, Inc. (d/b/a U.S. Bitcoin Corp.), a Nevada Corporation and our wholly owned subsidiary, US Data Guardian LLC, a Nevada limited liability company and our wholly owned subsidiary, U.S. Data Technologies Group Ltd., a Delaware corporation and our wholly owned subsidiary, and Anchorage Lending CA, LLC, a California limited liability company. The following table sets forth information with respect to the current beneficial ownership of the selling securityholder, the number of shares of our common stock being offered hereby by the selling securityholder and information with respect to shares to be beneficially owned by the selling securityholder after completion of this offering, assuming all shares that may be offered from time to time by the selling securityholder pursuant to this prospectus are sold.

The entity listed under “Selling Securityholder” in the table below is party to the Debt Repayment Agreement pursuant to which such entity has the right, in certain circumstances, to require us to register such shares of our common stock under the Securities Act for sale into the public markets. Pursuant to the Debt Repayment Agreement, we agreed to use reasonable best efforts to cause the registration statement of which this prospectus constitutes a part to become effective and remain continuously effective until the earlier of the following: (i) the selling securityholder’s shares of common stock may be sold without volume or manner of sale restrictions pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act and (ii) all of the selling securityholder’s shares of common stock acquired under the Debt Repayment Agreement have been sold.

Beneficial ownership is determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentages are calculated in accordance with applicable SEC rules and are based on beneficial ownership as provided by the selling securityholder to us and 93,678,729 shares of our common stock issued and outstanding as of December 3, 2024.

	Ownership Before Offering		Shares Offered by this Prospectus	Ownership After Offering
Selling Securityholder	Shares of Common Stock	% of Common Stock	Shares of Common Stock	Shares of Common Stock	% of Common Stock
Anchorage Lending CA, LLC(1)	4,113,435	4.39%	2,313,435	1,800,000	1.92%

(1)	Anchor Labs, Inc. is the parent of the Anchorage Lending CA, LLC. The principal business address of Anchor Labs, Inc. and Anchorage Lending CA, LLC is 101 S. Reid Street, Suite 307, #329, Sioux Falls, South Dakota 57103. Investment decisions for Anchor Labs, Inc. and Anchorage Lending CA, LLC are made by Julie Veltman, Chief Financial Officer, and Ms. Veltman may therefore be deemed to have voting and dispositive power with respect to the shares of our common stock. Ms. Veltman disclaims beneficial ownership of the shares owned by Anchorage Lending CA, LLC.

U.S. Federal Income Tax Considerations

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), rulings, official pronouncements, and judicial decisions, all as in effect on the date hereof and all of which are subject to change and differing interpretations, possibly with retroactive effect. This discussion is limited to Non-U.S. Holders (as defined below) that purchase shares of our common stock offered by this prospectus supplement and the accompanying prospectus and that hold the shares of common stock as “capital assets” as defined in the Code (generally, property held for investment). Moreover, this summary does not address all of the tax consequences that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities, dealers in securities, traders in securities that elect to use a mark to market method of tax accounting or persons subject to special tax accounting rules as a result of any item of gross income with respect to the common stock being taken into account in an “applicable financial statement,” brokers, expatriates, entities or arrangements treated as partnerships for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, persons that hold their common stock as part of a straddle, hedge, conversion transaction or other integrated investment, and persons subject to an alternative minimum tax), all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address U.S. federal estate and gift tax considerations, alternative minimum tax considerations, the Medicare tax or the effect of any state, local or non-U.S. tax law. There can be no assurance that the IRS will not assert, or that a court will not sustain, a contrary position with respect to the U.S. federal income tax considerations described herein.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE SHARES OF COMMON STOCK, AS WELL AS THE APPLICABILITY OF U.S. FEDERAL, STATE OR LOCAL TAX LAWS, NON-U.S. TAX LAWS OR INCOME TAX TREATIES.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of common stock, other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder. A “U.S. Holder” is a beneficial owner of common stock that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation (or entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (1) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) that has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds common stock, the U.S. federal income tax treatment of its partners will generally depend upon the status of the partners and the activities of such partnership. A partnership holding common stock and each of its partners should consult their tax advisors as to the tax consequences to them of holding and disposing of common stock in light of their particular circumstances.

Dividends and Distributions on Common Stock

We do not anticipate declaring or paying any dividends to holders of our common stock in the foreseeable future. However, if we were to pay dividends on our common stock, such dividends received by a Non-U.S. Holder with respect to common stock will generally be subject to U.S. federal withholding tax at a rate of 30% unless the Non-U.S. Holder provides proper certification of its eligibility for a reduced rate under an applicable income tax treaty (generally on IRS Form W-8BEN or W-8BEN-E). Distributions will constitute dividends for U.S. federal income tax purposes to the extent of the Company’s current or accumulated earnings and profits as determined under the Code. Distributions that exceed such current or accumulated earnings and profits will reduce the Non-U.S. Holder’s basis in its common stock (but not below zero). Any excess will be treated as gain realized on the sale or other taxable disposition of common stock and will be treated as described under “—Sale or Other Disposition of Common Stock” below.

Notwithstanding the foregoing, Non-U.S. Holders should expect that the gross amount of any distributions with respect to common stock will generally be subject to U.S. withholding tax, unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend.

Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) will generally not be subject to U.S. withholding tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates generally applicable to U.S. persons and, in the case of corporate Non-U.S. Holders, may also be subject to an additional branch profits tax.

Sale or Other Disposition of Common Stock

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of common stock, unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and if an applicable income tax treaty so requires, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case the gain will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates generally applicable to U.S. persons and, in the case of corporate Non-U.S. Holders, may also be subject to an additional branch profits tax;

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met, in which case the gain will generally be subject to U.S. federal income tax and may be offset by U.S. source capital losses in certain circumstances; or

•	we are or have been a “United States real property holding corporation” (a “USRPHC”), as defined in the Code, at any time during the shorter of the five-year period ending on the date of the sale, exchange, redemption, or other disposition of the common stock, and the period that the Non-U.S. Holder held the common stock, and certain other conditions are met, in which case the gain will generally be subject to tax as income effectively connected with a U.S. trade or business. We believe that we are not, and do not anticipate becoming, a USRPHC, although no assurances can be provided in this regard.

Non-U.S. Holders should consult their tax advisors regarding the tax consequences of the ownership and disposition of the common stock and the effects of any applicable income tax treaties.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act and the regulations and administrative guidance promulgated thereunder, withholding tax will generally be required on payments of dividends in respect of common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) otherwise qualifies for an exemption, (ii) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (iii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, dividends in respect of common stock, in each case, held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding tax, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. Accordingly, the entity through which an investor holds the common stock will affect the determination of whether withholding under the rules described in this paragraph is required. No additional amounts will be paid to holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in the common stock.

Plan of Distribution

The selling securityholder, which as used herein includes transferees, donees, pledgees and other successors in interest selling shares of our common stock received after the date of this prospectus supplement from the selling securityholder as a gift, pledge or other transfer, may, from time to time, sell any or all of their shares of our common stock covered by this prospectus on the Nasdaq or any other stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price of our common stock, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale of shares of our common stock covered by this prospectus. To the extent the selling securityholder gifts, pledges or otherwise transfers the common stock offered hereby, such transferees, donees, pledgees or other successors in interest may offer and sell the common stock from time to time under this prospectus, provided that, if required under the Securities Act and the rules and regulations promulgated thereunder, this prospectus has been amended under rule 424(b)(3) or other applicable provision of the Securities Act, to include the name of such transferee in the list of selling securityholders under this prospectus. Subject to compliance with applicable law, the selling securityholder may use any one or more of the following methods when selling shares of our common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in options transactions;

•	through trading plans entered into by the selling securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic resales of their shares of common stock on the basis of parameters described in such trading plans;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling securityholder may also sell all or a portion of the shares of our common stock in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or in other transactions exempt from registration, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions or exemptions. The selling stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of common stock if they deem the purchase price to be unsatisfactory at a particular time.

The selling securityholder may elect to make an in-kind distribution of common stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of our common stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.

Broker-dealers engaged by the selling securityholder may arrange for other brokers-dealers to participate in sales. If the selling securityholder effects such transactions by selling our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, such discounts, concessions and commissions will not exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholder may also sell shares of our common stock short and, if such short sale shall take place after the effective date of the registration statement of which this prospectus is a part, deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholder may from time to time pledge or grant a security interest in some or all of their shares of common stock to their broker-dealers under the margin provisions of customer agreements or to other parties to secure other obligations. If the selling stockholder defaults on a margin loan or other secured obligation, the broker-dealer or secured party may, from time to time, offer and sell the shares of common stock pledged or secured thereby pursuant to this prospectus.

The selling securityholder and any other persons participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Securities Act, the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling securityholder or any other person, which limitations may affect the marketability of the shares of common stock.

The selling securityholder and any broker-dealers or agents that are involved in selling the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling securityholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock.

In order to comply with the securities laws of certain states, if applicable, the shares of our common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states our common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will pay all expenses of the registration of the common stock and certain other fees and expenses incident to the registration of shares of our common stock. The selling securityholder will pay all selling commissions, if any, and any related expenses incurred by it. We have agreed to indemnify the selling securityholder against certain liabilities, including liabilities under the Securities Act, in accordance with the Debt Repayment Agreement.

To the extent required pursuant to the Securities Act and the rules and regulations promulgated thereunder, the number of shares of our common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions, discounts and other items constituting compensation, and any discount, commission or concession allowed or reallowed or paid to any broker-dealer with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight (8.0%) percent.

There can be no assurance that any selling securityholder will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus is a part.

Once sold under the registration statement of which this prospectus forms a part, the shares of our common stock will be freely tradable in the hands of persons other than our affiliates.

Legal Matters

Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

Experts

Our consolidated financial statements as of December 31, 2023 and for the period from July 1, 2023 to December 31, 2023 appearing in our Transition Report on Form 10-K for the transition period from July 1, 2023 to December 31, 2023 have been audited by Raymond Chabot Grant Thornton LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Raymond Chabot Grant Thornton LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of U.S. Data Mining Group, Inc. as of June 30, 2023, 2022 and 2021 and for each of the years ended June 30, 2023 and 2022 and the period from December 4, 2020 (inception) through June 30, 2021 incorporated in this prospectus by reference from our Transition Report on Form 10-K for the transition period from July 1, 2023 to December 31, 2023 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this prospectus and the registration statement of which this prospectus forms a part in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of TZRC LLC, as of December 31, 2023 and 2022 and for the years then ended have been audited by L J Soldinger Associates, LLC, an independent registered public accounting firm, as stated in their report thereon included in our Transition Report on Form 10-K for the transition period from July 1, 2023 to December 31, 2023, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the report of L J Soldinger Associates, LLC pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to you, free of charge, on the SEC’s website at https://www.sec.gov. You may also obtain additional information by visiting our website at https://www.hut8.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of this prospectus supplement or any other report or document we file with or furnish to the SEC.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information into this prospectus supplement which has been previously filed, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information included or incorporated by reference in this prospectus supplement. We have filed the documents listed below with the SEC (File No. 001-41864) under the Exchange Act and these documents are incorporated herein by reference:

•	our Transition Report on Form 10-K for the transition period from July 1, 2023 to December 31, 2023, filed on March 28, 2024;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed on May 15, 2024, August 13, 2024 and November 13, 2024, respectively;

•	our Current Reports on Form 8-K, filed on January 19, 2024, January 26, 2024, February 12, 2024, March 13, 2024, June 24, 2024 (two reports), August 6, 2024 and October 1, 2024 (except that, with respect to each of the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus supplement);

•	the information specifically incorporated by reference into our Transition Report on Form 10-K for the transition period from July 1, 2023 to December 31, 2023 from our definitive proxy statement on Schedule 14A filed on April 26, 2024; and

•	the description of our common stock contained in Exhibit 4.1 set forth in our Transition Report on Form 10-K for the transition period from July 1, 2023 to December 31, 2023, filed on March 28, 2024, and any amendment or report filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of shares of our common stock hereby will be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed document.

If requested, we will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference herein). To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Hut 8 Corp.

1101 Brickell Avenue, Suite 1500

Miami, Florida 33131

(305) 224-6427

2,313,435 Shares of

Common Stock

Prospectus Supplement

December 4, 2024

S-13

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be borne by the registrant in connection with the offerings described in this registration statement.

Securities and Exchange Commission registration fee	$	*
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer agent and trustee fees and expenses		**
Rating agency fees		**
Stock exchange listing fees		**
Miscellaneous		**
Total		$—

*	Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act.

**	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Our Bylaws contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, applicable law, including the DGCL. We have also entered into indemnification agreements with each of our current directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement if such indemnified person acted in good faith and in a manner such indemnified person reasonably believed to be in or not opposed to our best interests and, in the case of a criminal proceeding, had no reasonable cause to believe that such indemnified person’s conduct was unlawful. The indemnification agreements provide for the advancement of reasonable expenses to such indemnified person. We maintain a general liability insurance policy that covers certain liabilities of our directors and executive officers arising out of claims based on acts or omissions in their capacities as directors or executive officers.

As permitted by Section 102(b)(7) of the DGCL, our Certificate of Incorporation contains a provision eliminating the personal liability of our directors or officers to Hut 8 or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, subject to certain exceptions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to us, our directors, our officers, or persons who control us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. List of Exhibits.

The following exhibits to this registration statement are incorporated by reference herein.

Exhibit No.	Description of Exhibits
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed on December 1, 2023).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the registrant’s Current Report on Form 8-K filed on December 1, 2023).
4.1*	Form of Certificate of Designations with respect to any preferred stock issued hereunder.
4.2*	Form of Depositary Agreement (including form of Depositary Receipt).
4.3	Form of Indenture for debt securities between registrant and the trustee to be named therein.
4.4*	Form of Warrant Agreement (including form of Warrant Certificate).
4.5*	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).
4.6*	Form of Purchase Contract Agreement (including form of Purchase Contract Certificate).
4.7*	Form of Purchase Unit Agreement (including form of Purchase Unit Certificate).
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of Raymond Chabot Grant Thornton LLP.
23.2	Consent of RSM US LLP.
23.3	Consent of L J Soldinger Associates, LLC.
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
23.5	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).
24.1	Powers of Attorney (included on signature pages hereto).
25.1**	Statement of Eligibility on Form T-1 of trustee under the Indenture.
107	Filing fee table.

*	To be filed by amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on December 4, 2024.

HUT 8 CORP.

By:	/s/ Victor Semah
Name: Victor Semah
Title: Chief Legal Officer & Corporate Secretary

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Asher Genoot, Sean Glennan and Victor Semah and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on December 4, 2024.

Signature	Title

/s/ Asher Genoot	Chief Executive Officer and Director
Asher Genoot	(Principal Executive Officer)

/s/ Sean Glennan	Chief Financial Officer
Sean Glennan	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Ho	Chief Strategy Officer and Director
Michael Ho

/s/ Joseph Flinn	Director
Joseph Flinn

/s/ Stanley O’Neal	Director
E. Stanley O’Neal

/s/ Rick Rickertsen	Director
Carl J. (Rick) Rickertsen

/s/ Mayo A. Shattuck III	Director
Mayo A. Shattuck III

/s/ William Tai	Director
William Tai

/s/ Amy Wilkinson	Director
Amy Wilkinson